UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on October 10, 2022, Knightscope, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Case Emergency Systems, a California corporation (the “Seller”), pursuant to which the Company agreed to purchase and assume from the Seller substantially all the assets and certain specified liabilities of the Seller’s emergency call box and communications business, subject to the terms and conditions set forth in the APA (the “Acquisition”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 14, 2022, the Company completed the Acquisition pursuant to the APA (the “Closing”).

Pursuant to the APA, the purchase price paid at the Closing consisted of (i) $6.16 million in cash, subject to a working capital and indebtedness adjustment, less the Indemnification Holdback Amount (as defined below), and (ii) $560,000 in the form of an unsecured, non-negotiable promissory note that (a) bears simple interest at the applicable federal rate per annum, (b) will mature on the 6-month anniversary of the Closing, with principal and accrued interest to be paid on the maturity date, and (c) is subordinated to all senior indebtedness of the Company to the extent required by the holders thereof.

In addition, $672,000 (the “Indemnification Holdback Amount”) was held back from the purchase price paid at the Closing and retained by the Company as security (but not the sole source of recovery) for the performance of the indemnification and other covenants, obligations and agreements of the Seller arising under the APA, any other transaction agreement or otherwise. Any portion of the Indemnification Holdback Amount not used to satisfy indemnification claims will be released to the Seller on the 12-month anniversary of the Closing.

The APA contains customary representations and warranties, covenants, closing conditions and indemnification provisions for a transaction of this nature, including, without limitation, a financing condition, confidentiality, non-compete and non-solicitation undertakings by one or more key employees of the Seller.

The Company funded a portion of the cash consideration payable at Closing with the net proceeds of its previous announced offering of convertible notes and warrants, as described in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 11, 2022 (the “Prior 8-K”), and the remainder from cash on hand.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which was filed as Exhibit 2.1 to the Prior 8-K, and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 20, 2022, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act or 1934, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of the Seller required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information reflecting the Acquisition, to the extent required by this item, will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of October 10, 2022, by and between Knightscope, Inc. and Case Emergency Systems (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 11, 2022).
99.1	Press Release, dated October 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: October 20, 2022	By:	/s/ Mallorie Burak
	Name:	Mallorie Burak
	Title:	Chief Financial Officer